   As filed with the Securities and Exchange Commission on December 22, 1997
                                                           Registration No. 333-

--------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                              ------------------

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                              ------------------

                          FAIRFIELD COMMUNITIES, INC.
            (Exact Name of Registrant as Specified in its Charter)

           DELAWARE                                             71-0390438
   (State of Incorporation)                                    (IRS Employer
                                                          Identification Number)

                         11001 EXECUTIVE CENTER DRIVE
                         LITTLE ROCK, ARKANSAS  72211
                   (Address of Principal Executive Offices)

                          VACATION BREAK U.S.A., INC.
                         DIRECTORS' STOCK OPTION PLAN

                          VACATION BREAK U.S.A., INC.
                            1995 STOCK OPTION PLAN
                           (Full Title of the Plans)

                            MARCEL J. DUMENY, ESQ.
                   SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                          FAIRFIELD COMMUNITIES, INC.
                         11001 EXECUTIVE CENTER DRIVE
                         LITTLE ROCK, ARKANSAS  72211
                                (501) 228-2700
           (Name, Address and Telephone Number of Agent for Service)
                              ------------------

                        CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------
                                                              Proposed   Proposed
                                                               Maximum    Maximum
Title of                                          Amount      Offering   Aggregate    Amount of
Securities to                                     to be       Price per  Offering   Registration
be Registered                                 Registered (1)    Share      Price       Fee (3)
-------------------------------------------------------------------------------------------------

 Common Stock, par value $.01  per share (2).    425,174       $10.68    $4,538,595.60  $1,339
-------------------------------------------------------------------------------------------------

 (1) Represents the aggregate number of shares of the common stock, par value $.01 per share, of Fairfield Communities, Inc. (the "Company") issuable upon the exercise of the outstanding stock options granted by Vacation Break U.S.A., Inc. ("Vacation Break") under the Vacation Break U.S.A., Inc. Directors' Stock Option Plan, as amended (the "Directors' Plan") and the Vacation Break U.S.A., Inc. 1995 Stock Option Plan, as amended (the "1995 Plan"), which options are being assumed by the Company pursuant to the Agreement and Plan of Merger, dated as of August 8, 1997, among the Company, FCBV Corp., a wholly owned subsidiary of the Company, and Vacation Break. Pursuant to Rule 416, there are also registered hereunder an indeterminate number of additional shares as may become subject to awards under the Directors' Plan or the 1995 Plan as a result of the antidilution provisions contained therein, respectively.
 (2) Includes associated share purchase rights pursuant to a Rights Agreement adopted by the Registrant.
 (3) The registration fee has been computed in accordance with paragraph (h) of Rule 457, based upon the stated exercise price of previously granted options.

--------------------------------------------------------------------------------

                                EXPLANATORY NOTE

     The information called for by Part I of Form S-8 is included in the description of the Vacation Break U.S.A., Inc. Directors' Stock Option Plan, as amended (the "Directors' Plan") and the description of the Vacation Break U.S.A., Inc. 1995 Stock Option Plan, as amended (the "1995 Plan") to be delivered to persons purchasing shares pursuant to the Directors' Plan or the 1995 Plan, respectively. Pursuant to the Note to Part I of Form S-8, that information is not being filed with or included in this Form S-8.



                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE

          The following documents filed with the Securities and Exchange Commission (the "Commission") by the Company are incorporated by reference, in this Registration Statement:

          (a) The Company's Annual Report on Form 10-K, as amended by Forms 10-K/A, for the year ended December 31, 1996;

          (b) The Company's Prospectus, dated November 10, 1997, filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended;

          (c) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997; and

          (d) The description of the Company's common stock, par value $0.01 per share (the "Common Stock"), contained in the Company's Registration Statements on Form 8-A (Commission File No. 1-8096).

In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for all purposes of this Registration Statement to the extent that a statement contained herein or therein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.   DESCRIPTION OF SECURITIES

          Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

          Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

          The Company's Certificate of Incorporation provides that the personal liability of directors of the Company to the Company is eliminated to the maximum extent permitted by Delaware law. The Company's Certificate of Incorporation and Bylaws provide for the indemnification of the directors, officers, employees and agents of the Company to the fullest extent that may be permitted by Delaware law from time to time. Certain provisions of the Company's Certificate of Incorporation protect the Company's directors against personal liability for monetary damages resulting from breaches of their fiduciary duty of care, except as set forth below. Under Delaware law, absent these provisions, directors could be held liable for gross negligence in the performance of their duty of care, but not for simple negligence. The Company's Certificate of Incorporation absolves directors of liability for negligence in the performance of their duties, including gross negligence. However, the Company's directors remain liable for breaches of their duty of loyalty to the Company and its stockholders, as well as for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law and transactions from which a director derives improper personal benefit. The Company's Certificate of Incorporation also does not absolve directors of liability under Section 174 of the Delaware General Corporation Law, which makes directors personally liable for unlawful dividends or unlawful stock repurchases or redemptions in certain circumstances and expressly sets forth a negligence standard with respect to such liability.

          Under Delaware law, directors, officers, employees, and other individuals may be indemnified against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation -- a "derivative action") if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard of care is applicable in the case of a derivative action, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with defense or settlement of such an action and Delaware law requires court approval before there can be any indemnification of expenses where the person seeking indemnification has been found liable to the Company.

          The Company has also entered into indemnification agreements with its directors and officers pursuant to which the Company is generally obligated to indemnify its directors and officers to the full extent permitted by Delaware law.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED

          Not applicable.

ITEM 8.   EXHIBITS

          4.1 Second Amended and Restated Certificate of Incorporation of the Company (previously filed as Exhibit 3.8 to the Form 8-K filed by the Company on September 1, 1992, SEC File No. 92-22-6962).

          4.2 Certificate of Amendment to Amended and Restated Certificate of Incorporation of the Company (filed herewith).

          4.3 Fifth Amended and Restated Bylaws of the Company (previously filed as Exhibit 3.(ii) to the Form 8-K filed by the Company on May 22, 1996, SEC File No. 001-08096).

          4.4 Vacation Break U.S.A., Inc. Directors' Stock Option Plan, as amended (filed herewith).

          4.5 Vacation Break U.S.A., Inc. 1995 Stock Option Plan, as amended (filed herewith).

          5.1  Opinion of Jones, Day, Reavis & Pogue (filed herewith).

         23.1  Consent of Ernst & Young LLP (filed herewith).

         23.2  Consent of Coopers & Lybrand L.L.P. (filed herewith)

         23.3  Consent of Jones, Day, Reavis & Pogue (included in Exhibit 5.1).

         24.1  Powers of Attorney (included on the signature page hereto).

ITEM 9.   UNDERTAKINGS

          A.  The Company hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

              (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Little Rock, State of Arkansas, on December 22, 1997.

                                    FAIRFIELD COMMUNITIES, INC.



                                    By:          /s/ J.W. McConnell
                                         ---------------------------------
                                                   J. W. McConnell
                                          President and Chief Executive Officer


                               POWER OF ATTORNEY

      Each person whose signature appears below constitutes and appoints John W. McConnell, Robert W. Howeth and Marcel J. Dumeny, and each of them acting individually, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them acting individually, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on December 22, 1997.

             SIGNATURES                                TITLE
             ----------                                -----

     /s/ J.W. McConnell          President and Chief Executive Officer; Director
-----------------------------             (Principal Executive Officer)
       J.W. McConnell

    /s/ Robert W. Howeth       Senior Vice President and Chief Financial Officer
-----------------------------             (Principal Financial Officer)
      Robert W. Howeth

     /s/ William G. Sell                    Vice President/Controller
-----------------------------             (Principal Accounting Officer)
       William G. Sell

     /s/ Les R. Baledge                              Director
-----------------------------
       Les R. Baledge

 /s/ Ernest D. Bennett, III                          Director
-----------------------------
   Ernest D. Bennett, III

   /s/ Philip L. Herrington                          Director
-----------------------------
     Philip L. Herrington

     /s/ Gerald Johnston                             Director
-----------------------------
       Gerald Johnston

                                                     Director
-----------------------------
       Bryan D. Langton

                                                     Director
-----------------------------
      Charles D. Morgan

                                                     Director
-----------------------------
      William C. Scott

                                                     Director
-----------------------------
      Ralph P. Muller

                               INDEX TO EXHIBITS


Exhibit No.                    Description
-----------                    -----------

        4.1 Second Amended and Restated Certificate of Incorporation of the Company (previously filed as Exhibit 3.8 to the Form 8-K filed by the Company on September 1, 1992, SEC File No. 92-22-6962).

        4.2 Certificate of Amendment to Amended and Restated Certificate of Incorporation of the Company (filed herewith).

        4.3 Fifth Amended and Restated Bylaws of the Company (previously filed as Exhibit 3.(ii) to the Form 8-K filed by the Company on May 22, 1996, SEC File No. 001-08096).

        4.4 Vacation Break U.S.A., Inc. Directors' Stock Option Plan, as amended (filed herewith).

        4.5 Vacation Break U.S.A., Inc. 1995 Stock Option Plan, as amended (filed herewith).

        5.1  Opinion of Jones, Day, Reavis & Pogue (filed herewith).

       23.1  Consent of Ernst & Young LLP (filed herewith).

       23.2  Consent of Coopers & Lybrand L.L.P. (filed herewith).

       23.3  Consent of Jones, Day, Reavis & Pogue (included in Exhibit 5.1).

       24.1  Powers of Attorney (included on the signature page hereto).